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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069, and No.
333-86363) and Form S-8 (No. 2-74004, No. 33-43918, No. 33-51817, No. 33-51821,
No. 33-60037, and No. 33-61703) of E. I. du Pont de Nemours and Company of our report dated February 18, 2000, relating to the financial statements, appearing on page 42 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 18, 2000, relating to the financial statement schedule, appearing on page 19 of this Form 10-K.





PRICEWATERHOUSECOOPERS  LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania   19103
March 17, 2000